Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING CORPORATION EARNINGS PRESENTATION QUARTER ENDED JUNE 30, 2025

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including, without limitation, our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics or other large scale events; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevated levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd- Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending June 30, 2025. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued “Payment in Kind (“PIK”)/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. – GDLC generated an annualized net income return on equity1 of 8.5% during the quarter ended June 30, 2025. – GDLC has achieved an inception-to-date IRR2 on NAV of 11.1% through June 30, 2025. – For the quarter ended June 30, 2025, we made new investment commitments of $65.5 million and the fair value of investments as of June 30, 2025 was $825.7 million. Overall, total investments in portfolio companies at fair value increased by $51.9 million or 6.7%. – The annualized investment income yield3 for the three months ended June 30, 2025 was 10.5%, a decrease from 10.9% for the three months ended March 31, 2025. – Strong credit performance; over 96% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of June 30, 2025. As of June 30, 2025, there were three portfolio company investments on non-accrual.

Financial Highlights

(Dollar amounts in 000s, except per share data)

	Quarter Ended				
Selected Financial Highlights	**June 30, 2024**	**September 30, 2024**	**December 31, 2024**	**March 31, 2025**	**June 30, 2025**
Net income (loss)	$12,350	$10,488	$11,547	$11,344	$11,138
Net investment income	10,078	11,191	10,884	11,535	11,731
Net realized/unrealized gain (loss)	2,272	(703)	663	(191)	(593)
Distributions declared	12,350	10,488	11,547	11,344	11,138

	Quarter Ended				
Per Share[1] and Return on Equity[2] Statistics	**June 30, 2024**	**September 30, 2024**	**December 31, 2024**	**March 31, 2025**	**June 30, 2025**
Earnings (loss) per weighted average share	$0.50	$0.37	$0.37	$0.34	$0.32
Net investment income per weighted average share	0.41	0.40	0.35	0.35	0.34
Accrual (reversal) for capital gain incentive fee per weighted average share	0.01	(0.01)	0.00*	(0.00)*	(0.00)*
Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[3]	0.42	0.39	0.35	0.35	0.34
Net realized/unrealized gain (loss) per weighted average share	0.09	(0.03)	0.02	(0.01)	(0.02)
Annualized return on equity – net income[4]	13.5%	9.9%	9.9%	9.3%	8.5%
Quarterly return on equity – net income[5]	3.4%	2.5%	2.5%	2.3%	2.1%
Net asset value	$15.00	$15.00	$15.00	$15.00	$15.00

* Represents an amount less than $0.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended June 30, 2025, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
5. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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Portfolio Highlights - New Originations

- Total investments at fair value increased by approximately 6.7%, or $51.9 million, during the three months ended June 30, 2025.
- Total investments in portfolio companies at fair value was $825.7 million at June 30, 2025.

	Quarter Ended				
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$101.3	$73.8	$88.7	$43.3	$65.5
Exits and Sales of Investments	10.4	15.8	12.2	40.4	22.4
Net Funds Growth[1]	90.3	63.7	73.8	10.1	51.9
Asset Mix of New Investments					
Senior Secured	0%*	1%	3%	2%	8%
One Stop	98%	97%	92%	95%	89%
Junior Debt[2]	2%	0%*	4%	0%	1%
Equity and Other Investments	0%*	2%	1%	3%	2%
Portfolio Rotation - Debt Investments					
Weighted average rate on new investments[3]	10.7%	9.9%	9.5%	9.9%	9.1%
Weighted average spread over the applicable base rate of new floating rate investments[4]	5.5%	5.2%	5.1%	5.6%	5.0%
Weighted average interest rate on investments that paid-off	11.0%	11.3%	10.7%	10.5%	9.8%
Weighted average fees on new investments	0.9%	0.9%	1.0%	0.9%	0.6%

* Represents an amount less than 1%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. "Junior Debt" is comprised of subordinated debt and second lien loans.
3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a Secured Overnight Financing Rate ("SOFR"), Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate.
4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.

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6 $15.00 $0.34 ($0.32) $0.01 $(0.03) $15.00 March 31, 2025 NAV Net Investment Income Dividends Recorded in June 30, 2025 Quarter Net Realized Gain (Loss) on Investments and Foreign Currency Transactions Net Change in Unrealized Appreciation (Depreciation) on Investments and Foreign Currency Transactions June 30, 2025 NAV GDLC Generated Strong NII Resulting in 8.5% Annualized Return to Shareholders1 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. Net Realized & Unrealized Loss: $(0.02) NAV Per Share Bridge

7 3% 1% 91% 5% Portfolio Highlights - Portfolio Diversity as of June 30, 2025 Investment Portfolio $826MM | 253 Portfolio Companies | Average Size 0.4% Portfolio Composition by Seniority 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on Standard & Poor’s 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. 96% First Lien Diversification by Portfolio Company Top 10 Portfolio Companies 15% Top 25 Portfolio Companies 32% Remaining 228 Portfolio Companies 68% Avg Size 0.4% Floating, 99% Fixed, 1% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Software 29% Insurance 7% Diversified Consumer Services 7% Specialty Retail 7% Healthcare Providers & Services 6% Automobiles 5% Commercial Services & Supplies 4% Healthcare Technology 4% Hotels, Restaurants & Leisure 4% 31 industries below 3% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity

Portfolio Highlights - Economic Analysis



14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
12.3%
12.1%
11.0%
10.9%
10.5%
11.9%
11.7%
10.7%
10.4%
10.2%
8.3%
8.8%
7.6%
7.2%
7.2%
5.3%
4.6%
4.3%
4.3%
4.3%
4.0%
3.3%
3.4%
3.7%
3.3%
June 30, 2024
September 30, 2024
December 31, 2024
March 31, 2025
June 30, 2025
Investment income yield[1]
Income yield[2]
Weighted average net investment spread[3]
Weighted average cost of debt[4]
3-Month Secured Overnight Financing Rate ("SOFR")

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.
2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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9 – Over 96% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of June 30, 2025, and three portfolio company investments were on non-accrual. Internal Performance Ratings (% of Portfolio at Fair Value) At Fiscal Year End Rating 2021 2022 2023 2024 December 31, 2024 March 31, 2025 June 30, 2025 5 0.0% 0.6% 0.2% 0.2% 3.4% 3.7% 4.1% 4 100.0% 97.9% 94.5% 96.1% 93.8% 93.4% 92.7% 3 0.0% 1.5% 5.3% 3.4% 2.5% 2.7% 3.1% 2 0.0% 0.0% 0.0% 0.3% 0.3% 0.2% 0.1% 1 0.0% 0.0% 0.0% 0.0% 0.0%* 0.0% 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination Internal Performance Ratings Definition Portfolio Highlights - Portfolio Ratings * Represents an amount less than 0.1%.

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of June 30, 2024 (unaudited)	September 30, 2024 (audited)	December 31, 2024 (unaudited)	March 31, 2025 (unaudited)	June 30, 2025 (unaudited)
Assets					
Investments, at fair value	$626,263	$689,946	$763,730	$773,794	$825,734
Cash, cash equivalents and foreign currencies	11,833	11,570	8,521	12,100	7,916
Restricted cash, cash equivalents and foreign currencies	11,488	8,550	11,980	15,870	22,829
Other assets	9,266	9,442	7,188	6,914	7,292
Total Assets	$658,850	$719,508	$791,419	$808,678	$863,771
Liabilities and Net Assets					
Debt	$239,969	$244,053	$285,234	$272,345	$303,565
Unamortized debt issuance costs	(1,190)	(1,933)	(2,316)	(2,135)	(2,409)
Interest payable	4,255	4,926	4,085	4,572	4,439
Distributions payable	9,067	7,018	8,062	7,872	7,499
Management and income incentive fees payable	2,109	2,909	3,055	3,196	3,301
Other liabilities	1,291	1,072	1,360	1,401	1,188
Total Liabilities	255,501	258,045	299,480	287,251	317,583
Total Net Assets	403,349	461,463	491,939	521,427	546,188
Total Liabilities and Net Assets	$658,850	$719,508	$791,419	$808,678	$863,771
Net Asset Value per Share	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00
GAAP Leverage	0.61x	0.54x	0.59x	0.53x	0.56x
GAAP debt-to-equity net[1]	0.57x	0.50x	0.56x	0.50x	0.54x
Asset coverage	265.2 %	285.3 %	270.0 %	288.3 %	277.3 %
Common shares outstanding	26,889,900	30,764,174	32,795,950	34,761,802	36,412,542

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1. GAAP debt-to-equity, net is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended June 30, 2024 (unaudited)	September 30, 2024 (unaudited)	December 31, 2024 (unaudited)	March 31, 2025 (unaudited)	June 30, 2025 (unaudited)
Investment Income					
Interest income	$16,949	$19,449	$19,347	$20,016	$20,166
Dividend income	301	319	376	368	329
Fee income	80	113	54	162	207
Total investment income	$17,330	$19,881	$19,777	$20,546	$20,702
Expenses					
Interest and other debt financing expenses	$4,482	$5,518	$5,218	$5,269	$5,198
Base management fee, net of waiver	968	1,683	1,840	1,917	2,009
Incentive fee, net of waiver	1,140	1,226	1,215	1,279	1,292
Incentive fee – capital gains	183	(153)	51	(24)	(106)
Other operating expenses	479	416	569	570	578
Total Expenses	$7,252	$8,690	$8,893	$9,011	$8,971
Excise tax	—	—	—	—	—
Net Investment Income after tax	$10,078	$11,191	$10,884	$11,535	$11,731
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$640	$67	($726)	($1,700)	$412
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	1,632	(770)	1,821	1,509	(1,005)
Net gain (loss) on investments and foreign currency transactions	2,272	(703)	1,095	(191)	(593)
Net realized gain (loss) on extinguishment of debt	—	—	(432)	—	—
Net increase/(decrease) in net assets resulting from operations	$12,350	$10,488	$11,547	$11,344	$11,138
Per Share Data[1]					
Earnings/(loss) per weighted average share	$0.50	$0.37	$0.37	$0.34	$0.32
Net investment income per weighted average share	$0.41	$0.40	$0.35	$0.35	$0.34
Distributions declared per share[2]	$0.51	$0.37	$0.38	$0.35	$0.32
Weighted average common shares outstanding	24,626,242	28,260,988	31,095,433	32,949,965	34,907,577

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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12 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1.The 11.1% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending June 30, 2025. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. (0.1)% 3.1% 3.2% 0.2% 1.5% 1.8% 3.3% 3.4% 3.0% 3.1% 4.2% 3.4% 2.5% 2.5% 2.3% 2.1% Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Avg. 2.5% Investors in GDLC have achieved a 11.1% IRR on NAV1

13 Liquidity and Capital Subscriptions Cash and Cash Equivalents – Unrestricted cash and cash equivalents and foreign currencies totaled $7.9 million as of June 30, 2025. – Restricted cash and cash equivalents and restricted foreign currencies totaled $22.8 million as of June 30, 2025. Restricted cash is held pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility. Capital Subscriptions – As of June 30, 2025, we had total investor capital subscriptions of $542.6 million and contributed capital of $542.6 million (100.0% called capital ratio). – During the quarter ended June 30, 2025, we issued one capital call for proceeds totaling $24.7 million. Debt Facilities - Availability – Deutsche Bank Credit Facility - As of June 30, 2025, subject to leverage and borrowing base restrictions, we had $146.4 million of remaining commitments and $118.2 million of availability on this $450.0 million revolving credit facility. – GC Advisors Revolver - As of June 30, 2025, we had $70.0 million of remaining commitments and availability on our $70.0 million unsecured line of credit with GC Advisors. Key Funding Vehicles1 Funding Source Debt Commitment Outstanding Par Undrawn Commitment Reinvestment Period Stated Maturity Interest Rate Deutsche Bank Credit Facility $ 450,000 $ 303,565 $ 146,435 May 14, 2027 May 14, 2030 3-month SOFR + 2.10% GC Advisors Revolver 70,000 — 70,000 N/A October 21, 2027 Applicable Federal Rate 1.Information presented is as of June 30, 2025.

14 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 2, 2024 April 19, 2024 April 2024 24,178,193.551 June 17, 2024 $0.1358 $3,283 May 3, 2024 May 27, 2024 May 2024 24,178,193.551 August 21, 2024 0.2292 5,543 May 3, 2024 June 21, 2024 June 2024 25,049,813.551 August 21, 2024 0.1407 3,524 Total for Quarter Ended June 30, 2024 $0.5057 $12,350 May 3, 2024 July 19, 2024 July 2024 26,889,900.217 September 18, 2024 $0.1291 $3,470 August 2, 2024 August 27, 2024 August 2024 28,831,653.550 November 19, 2024 0.1225 3,533 August 2, 2024 September 17, 2024 September 2024 28,831,653.550 November 19, 2024 0.1209 3,485 Total for Quarter Ended September 30, 2024 $0.3725 $10,488 August 2, 2024 October 15, 2024 October 2024 30,764,173.550 December 18, 2024 $0.1133 $3,485 November 14, 2024 November 15, 2024 November 2024 30,764,173.550 January 8, 2025 0.1165 3,584 November 14, 2024 December 13, 2024 December 2024 30,764,173.550 February 18, 2025 0.1456 4,478 Total for Quarter Ended December 31, 2024 $0.3754 $11,547 November 14, 2024 January 17, 2025 January 2025 32,796,747.867 March 18, 2025 $0.1059 $3,472 February 3, 2025 February 26, 2025 February 2025 32,797,737.539 May 21, 2025 0.1197 3,925 February 3, 2025 March 17, 2025 March 2025 32,797,737.539 May 21, 2025 0.1203 3,947 Total for Quarter Ended March 31, 2025 $0.3459 $11,344 February 3, 2025 April 18, 2025 April 2025 34,761,801.645 June 17, 2025 $0.1047 $3,639 May 2, 2025 May 26, 2025 May 2025 34,763,474.274 August 20, 2025 0.1096 3,812 May 2, 2025 June 20, 2025 June 2025 34,764,208.955 August 20, 2025 0.1061 3,687 Total for Quarter Ended June 30, 2025 $0.3204 $11,138

15 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000’s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 2, 2025 July 18, 2025 July 20251 36,412,542.288 September 17, 2025 TBD TBD August 1, 2025 August 26, 2025 August 20252 TBD November 20, 2025 TBD TBD August 1, 2025 September 15, 2025 September 20253 TBD November 20, 2025 TBD TBD August 1, 2025 October 15, 2025 October 20254 TBD December 17, 2025 TBD TBD 1. On May 2, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2025 through July 31, 2025 and the payment of this distribution is $15.00 per share. 2. On August 1, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of August 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2025 through August 31, 2025 and the payment of this distribution is $15.00 per share. 3. On August 1, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period September 1, 2025 through September 30, 2025 and the payment of this distribution is $15.00 per share. 4. On August 1, 2025, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2025 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2025 through October 31, 2025 and the payment of this distribution is $15.00 per share.